Exhibit 99.1

            Sovereign Bancorp Second Quarter Net Income and Earnings
                     Per Share Up 15% and 16% Respectively

    Quarterly Financial Highlights

    - Net income of $104 million, up 15% from $90 million a year ago
    - Earnings per diluted share at June 30, 2003 were $.37 per share, up 16% from $.32 per share in the second quarter of 2002
    - Cash earnings were $120 million, up 12% from $107 million in the same quarter a year ago. Cash earnings per diluted share were $.42, up from $.38 per share in the second quarter of 2002.
    - Holding Company equity to assets ratio was 7.57% at June 30, 2003 compared to 6.99% at March 31, 2003. The Tier I leverage ratio expanded by 23 basis points to 5.25% during the quarter. Tangible common equity to tangible assets increased 73 basis points to 4.39%.
    - Net interest margin was 3.47% compared to 3.50% and 3.72% in the first quarter of 2003 and the second quarter of 2002, respectively
    - Core deposits grew by $1.1 billion during the quarter
    - The provision for loan losses was $42.0 million in this quarter versus $28.0 million in the second quarter of 2002. The provision exceeded net charge-offs by $10.1 million in this quarter.
    - The allowance for loan losses to total loans was 1.31% at June 30, 2003 compared to 1.29% at March 31, 2003
    - Sovereign Bancorp, Inc. announced the execution of a definitive agreement for the acquisition of First Essex Bancorp; the transaction is expected to close in the first quarter of 2004

    PHILADELPHIA, July 15 /PRNewswire-FirstCall/ -- Sovereign Bancorp, Inc. ("Sovereign") (NYSE: SOV), parent company of Sovereign Bank ("Bank"), today reported net income and earnings per share for the second quarter of 2003 of $104 million or $.37 per diluted share. This compares to net income of $90.3 million, or $.32 per diluted share, for the second quarter of 2002. Cash earnings increased to $120 million, up 12%, compared to $107 million for the second quarter of 2002. A reconciliation of net income, operating earnings and cash earnings, as well as the related earnings per share amounts, is included in a later section of this release.

    Commenting on results for the second quarter of 2003, Jay S. Sidhu, Sovereign's Chairman and Chief Executive Officer, said, "Our core banking fundamentals were very strong this quarter. Core deposits increased 16% over last year and commercial and consumer loans increased 11% and 17%, respectively. Our net interest margin held up very well in a challenging rate environment for banks. Fee based revenues hit record levels for the company across several categories while expense levels are principally linked to higher fee revenues."

    "Lastly, our balance sheet continues to strengthen, with tangible common equity now at 4.39%, and Tier 1 leverage at 5.25%. Total risk-based capital at Sovereign Bank is approximately 11%. We have essentially restored capital levels to those existing prior to the Fleet acquisition," Sidhu continued.

    Capital

    Sovereign's capital expansion in the second quarter of 2003 is a result of continued internal generation of earnings and the issuance of common shares in connection with the Preferred Income Equity Redeemable Securities ("PIERs") redemption. Sovereign's equity to assets ratio grew by 58 basis points during the quarter to 7.57% at June 30, 2003. Tier I leverage ratio grew by 23 basis points to 5.25% at June 30, 2003 and tangible common equity to tangible assets increased 73 basis points to 4.39% from 3.66% at March 31, 2003. At June 30, 2003, bank Tier 1 Leverage increased slightly to 6.62% and the bank's risk-based capital ratio was 10.98%. James D. Hogan, Sovereign's Chief Financial Officer, said, "We are very pleased to have the benefit of the PIERs redemption in the second quarter of 2003, which contributed to a 20% increase in our tangible common equity ratio during the quarter."

    Net Interest Income and Margin

    Sovereign reported net interest income of $307 million for the second quarter of 2003, up $9.8 million, or 3.3%, compared to the second quarter of 2002 driven principally by a higher level of loans and significantly lower liability costs. On a linked quarter basis, net interest income increased by $3.8 million, or 1.2%.

    Net interest margin was 3.47% for the second quarter of 2003 compared to 3.50% in the first quarter of 2003 and 3.72% in the second quarter of 2002. A 26 basis point decline in the yield on interest earning assets during the quarter was offset by downward re-pricing of core deposits and favorable short term funding on repurchase agreements, in addition to a full quarter benefit of a debt restructuring completed in March 2003. Hogan stated, "We are pleased we were able to hold margin relatively flat compared to the first quarter of 2003. We expect to see third and fourth quarter margin compression of 5 to 10 basis points per quarter if the current interest rate environment persists."

    Non-Interest Income and Expense

    Sovereign generated record level consumer and commercial banking fees and capital market revenues in the second quarter of 2003, as summarized in the financial tables attached to this release. While consumer banking fees were at a record high this quarter, we do expect modest fee revenue pressures in the third and fourth quarters of 2003 as a result of the recent VISA/Wal-Mart settlement affecting ATM/debit card revenues for most banking institutions.

    Consumer banking fees have increased by $9.0 million, or 20%, compared to the same period in 2002. The increase is being driven principally by deposit fees, which increased by $7.8 million to $44.6 million. The level of deposits and the related number of account relationships have grown resulting in higher transaction volumes. Consumer banking fees have also increased on a linked-quarter basis by $5.1 million, or 10%, also driven by growth in deposit fees and seasonality experienced in the first quarter of 2003.

    Commercial banking fees increased $3.2 million, or 14%, over the same period a year ago. On a linked-quarter basis, commercial banking fees increased by $1.6 million, or 6%.

    Mortgage banking revenues were $8.8 million in the second quarter of 2003 compared to $6.6 million for same quarter of 2002. The second quarter 2003 results included gains on mortgage production of $23.1 million versus $7.2 million in the same quarter a year ago. The increase was driven by gains on mortgage loan sales related to continued record level origination/refinancing activity from the first quarter of 2003 due to low residential mortgage interest rates, as well as gains on derivative transactions. Gains on mortgage production were offset by declines in mortgage servicing revenue, including an impairment charge of $10.5 million on mortgage servicing rights. The year-to-date charge for impairment of our mortgage servicing rights was $17.9 million. At June 30, 2003, net mortgage servicing rights were $48.3 million and our servicing portfolio was $6.1 billion, or a capitalized cost of only 79 basis points.

    Capital markets revenues in the second quarter of 2003 were $9.1 million, which represented an increase of $7.3 million compared to the same period a year ago and $1.3 million on a linked-quarter basis. This growth continues from expanded service and product offerings; principally fixed income distribution capabilities.

    Second quarter 2003 gains on investments and related derivatives transactions were $19.4 million. This compares to net gains of $17.5 million recorded in the first quarter of 2003. Mr. Hogan noted, "As low rates persist, the opportunity to 'lock-in' capital for our balance sheet continues. Our asset/liability profile continues to be mildly asset sensitive, which we believe to be a prudent long-term strategy."

    General & Administrative Expenses

    G&A expense increased by $12 million, or 6%, to $217.7 million in the second quarter of 2003 compared to the same quarter a year ago. The increase was due principally to Sovereign's continued investment in people and processes to support its expanding franchise. G&A expenses, on a linked-quarter basis, increased by $6.6 million or 3%. The corporation's efficiency ratio, however, was 51.94% in the second quarter of 2003 that represented continued improvement over the ratio of 52.82% and 51.98% in the second quarter of 2002 and first quarter of 2003, respectively. "Much of our expense increase is directly related to the production of record levels of fee revenues," commented Hogan.

    Franchise Growth

    Sovereign continued to grow its loan portfolio in the second quarter to $24.3 billion at June 30, 2003. The following table depicts Sovereign's loan composition as of June 30, 2003 ($ in billions):

    Loan Category    Ending Balance  Q2 2003 Yield   % of Loans    Y/Y Growth
                                                                       Rate

    Commercial             $10,750         5.12%          44%         10.9%
    Consumer                 9,217          5.82           38         17.2%
    Residential mortgage     4,363          5.78           18        (1.8)%
      Total                $24,330         5.51%         100%         10.6%

    Sovereign continued to grow deposits in the second quarter. The following table summarizes our deposit position as of June 30, 2003 ($ in millions):

    Deposit
     Category       Ending Balance   Q2 2003 Cost   % of Total    Y/Y Growth
                                                     Deposits          Rate
    Checking               $11,508          .55%          42%         24.7%
    Other core
     (MMDA & Savings)        9,557         1.10%           34          7.5%
      Total Core            21,065          .80%           76         16.3%
    Time deposits            6,552         2.71%           24       (13.2)%
      Total deposits        27,617         1.27%         100%          7.6%

    Sovereign's cost of deposits declined by 17 basis points to 1.27% in the second quarter of 2003. The loan to deposit spread was 4.24%, and the loan to deposit ratio was 88% at June 30, 2003.

    Asset Quality

    Sovereign's provision for loan losses was $42.0 million this quarter compared to $43.4 million in the first quarter of 2003 and $28.0 million in the second quarter of 2002. Sovereign reported $31.9 million in net charge-offs (NCOs), a decrease of $0.8 million over the first quarter of 2003. Non-performing assets ("NPAs") were $253 million at June 30, 2003 compared to $250 million at March 31, 2003. NPAs to total assets remained flat at 61 basis points during the second quarter of 2003. Allowance for loan losses to total loans was 1.31% at June 30, 2003 as compared to 1.29% at March 31, 2003 and 1.31% at June 30, 2002.

    "General inconsistent economic trends continue to influence our asset quality statistics. After making positive improvement in non-performing assets and coverage ratios over the past four quarters, we experienced a slow down in the pace of improvement in the second quarter," commented Dennis S. Marlo, Sovereign's Chief Risk Management Officer. "We did not sustain any appreciable deterioration during the quarter in net charge offs or ratios related to non-performing loans and we are pleased that our asset quality remains stable in this uncertain credit environment," continued Marlo. "With loan growth of approximately 11% over June 30, 2002 our non-performing assets shrunk 1% during the past twelve months and are down $23.3 million or 8.4% from the highest levels at September 30, 2002."

    Closing Comments

    "We completed a strong second quarter of 2003. We are pleased that core banking fundamentals are enabling us to grow our earnings in a low-risk, controlled manner. We remain focused and committed to delivering on our earnings guidance for the third quarter of this year of between $.36 and $.37, and full year operating guidance, excluding the after-tax debt restructuring charge of $.07 recorded in the first quarter, of between $1.44 and $1.45 per fully diluted share," Sidhu concluded.

    Sovereign Bancorp, Inc., ("Sovereign") headquartered in Philadelphia, Pennsylvania, is the parent company of Sovereign Bank, a $41 billion financial institution with approximately 530 community banking offices, nearly 1,000 ATMs and about 8,000 team members in Connecticut, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, and Rhode Island. Sovereign is among the 25 largest banking institutions in the United States. For more information on Sovereign Bank, visit www.sovereignbank.com or call 1-877-SOV-BANK.

    Interested parties will have the opportunity to listen to a live web-cast of Sovereign's second quarter earnings call on Wednesday, July 16 beginning at 8:30 am ET at www.sovereignbank.com >Investor Relations >Financial Reports >
Conference Calls/Webcasts; http://www.vcall.com/ClientPage.asp?ID=84080   or
http://www.firstcallevents.com/service/ajwz377976723gf12.html. The web-cast replay can be accessed anytime from 11:00 am ET on Wednesday, July 16 through 9:00 pm ET on Monday, August 18. Questions may be submitted during the call via email to investor@sovereignbank.com. A telephone replay will be accessible during the above timeframe by dialing 1-800-642-1687, and confirmation id# 1449752.

    Note:

    This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Sovereign's management uses the non-GAAP measures of Operating Earnings and Cash Earnings, and the related per share amounts, in their analysis of the company's performance. These measures typically adjust net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature or are associated with acquiring and integrating businesses, and certain non-cash charges. Operating earnings in 2003 and 2002 represents net income adjusted for the after-tax effect effects of merger-related and integration charges and the loss on early extinguishment of debt. Cash earnings are operating earnings excluding the after-tax effect of amortization of intangible assets and stock-based compensation expense associated with stock options, restricted stock, bonus deferral plans and ESOP awards. Since certain of these items and their impact on Sovereign's performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information in evaluating the operating results of Sovereign's core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures, which may be presented by other companies.

    This press release contains statements of Sovereign's strategies, plans, and objectives, as well as estimates of future operating results for 2003 and beyond for Sovereign Bancorp, Inc. as well as estimates of financial condition, operating efficiencies and revenue generation. These statements and estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products and services.

    Sovereign Bancorp, Inc. and Subsidiaries
    FINANCIAL HIGHLIGHTS
    (unaudited)
                                                Quarter Ended

                                 June 30  Mar. 31  Dec. 31  Sept. 30  June 30
                                   2003     2003     2002      2002     2002
     (dollars in millions,
      except per share data)

    Operating Data

    Net income                    $104.2    $75.9    $93.1     $93.1    $90.3
    Operating earnings (1)         104.2     94.7     93.1      93.1     90.3
    Cash earnings (2)              119.5    110.4    111.7     110.3    107.2
    Net interest income            306.8    303.0    293.1     297.6    297.0
    Provision for loan losses       42.0     43.4     36.0      38.0     28.0
    Total fees and other income
     before securities
     transactions                  112.3    103.1    104.2      97.5     92.4
    Net gain on investments and
     related derivatives
     transactions                   19.4     17.5     14.4      12.7      3.8
    G&A expense                    217.7    211.1    213.1     207.3    205.7
    Other operating expense        $34.6    $64.1    $35.6     $35.3    $36.4

    Performance Statistics

    Bancorp

    Net interest margin            3.47%    3.50%    3.49%     3.62%    3.72%
    Cash return on average
     assets  (2)                   1.16%    1.11%    1.12%     1.13%    1.15%
    Operating return on average
     assets (1)                    1.01%    0.95%    0.93%     0.96%    0.97%
    Cash return on average
     equity (2)                   16.50%   15.91%   16.20%    16.67%   17.32%
    Operating return on average
     equity (1)                   14.38%   13.64%   13.49%    14.07%   14.59%
    Annualized net loan charge-offs
     to average loans              0.53%    0.56%    0.56%     0.55%    0.50%
    Efficiency ratio (3)          51.94%   51.98%   53.62%    52.48%   52.82%

    Bank

    Cash return on average
     assets (2)                    1.36%    1.35%    1.39%     1.48%    1.47%
    Cash return on average
     equity (2)                   14.66%   13.30%   13.40%    14.20%   13.99%

    Per Share Data

    Basic earnings per share       $0.40    $0.29    $0.36     $0.36    $0.35
    Diluted earnings per share      0.37     0.27     0.33      0.33     0.32
    Operating earnings
     per share (1)                  0.37     0.34     0.33      0.33     0.32
    Cash earnings per share (2)     0.42     0.39     0.40      0.39     0.38
    Dividend declared per share     .025     .025     .025      .025     .025
    Book value (4)                 10.72    10.95    10.57     10.38     9.74
    Common stock price:
      High                         16.55    14.49    14.72     15.57    15.48
      Low                          14.07    12.72    11.31     12.19    14.00
      Close                       $15.65   $13.85   $14.05    $12.90   $14.95
    Weighted average common shares:
      Basic                        262.2    261.3    261.3     261.0    260.5
      Diluted                      283.9    281.4    281.5     281.0    281.2
    End-of-period common shares:
      Basic                        292.0    261.0    261.6     261.2    260.9
      Diluted                      295.9    281.3    282.2     279.1    281.7

                                                      Year to Date

                                                  June             June
                                                  2003             2002
    (dollars in millions,
     except per share data)

    Operating Data

    Net income                                    $180.0          $155.8
    Operating earnings (1)                         198.9           170.0
    Cash earnings (2)                              229.9           203.3
    Net interest income                            609.9           568.9
    Provision for loan losses                       85.4            72.5
    Total fees and other income before
     securities transactions                       215.3           179.4
    Net gain on investments and related
     derivatives transactions                       37.0            24.4
    G&A expense                                    428.8           399.7
    Other operating expense                        $98.7           $88.0

    Performance Statistics

    Bancorp

    Net interest margin                            3.49%           3.68%
    Cash return on average assets (2)              1.13%           1.13%
    Operating return on average assets (1)         0.98%           0.94%
    Cash return on average equity (2)             16.21%          17.21%
    Operating return on average equity (1)        14.02%          14.39%
    Annualized net loan charge-offs to
     average loans                                 0.55%           0.61%
    Efficiency ratio (3)                          51.96%          53.42%

    Bank

    Net interest margin                            3.71%           4.03%
    Cash return on average assets (2)              1.36%           1.43%
    Cash return on average equity (2)             13.96%          13.56%

    Per Share Data

    Basic earnings per share                       $0.69           $0.61
    Diluted earnings per share                      0.64            0.57
    Operating earnings per share (1)                0.70            0.62
    Cash earnings per share (2)                     0.81            0.74
    Dividend declared per share                    0.050           0.050
    Book value (4)                                 10.72            9.74
    Common stock price:
      High                                         16.55           15.48
      Low                                          12.72           11.85
      Close                                       $15.65          $14.95
    Weighted average common shares:
      Basic                                        261.8           255.7
      Diluted                                      282.7           275.5
    End-of-period common shares:
      Basic                                        292.0           260.9
      Diluted                                      295.9           281.7

    NOTES:

     (1) Operating earnings for the three-months ended March 31, 2003 and the six-months ended June 30, 2003 represent net income excluding the after-tax loss on debt extinguishment of senior notes totaling
         $18.8 million, or $0.07 per diluted share. Operating earnings for the six-months ended June 30, 2002 exclude the after-tax loss on special items related to the acquisition of Main Street Bancorp of $14.2 million, or $0.05 per diluted share.
     (2) Cash earnings represents operating earnings excluding the after-tax effects of non-cash charges for the amortization of intangible assets and stock based compensation. Stock based compensation encompasses arrangements with employees under which the Company's obligation will be settled by using stock rather than cash and includes expense related to stock options, restricted stock, bonus deferral plans, and ESOP expense.
     (3) Efficiency ratio equals general and administrative expense excluding merger-related and other integration charges as a percentage of total revenue, defined as the sum of net interest income and total fees and other income before securities transactions.
     (4) Book value equals stockholders' equity at period-end divided by common shares outstanding.

    Sovereign Bancorp, Inc. and Subsidiaries
    FINANCIAL HIGHLIGHTS
    (unaudited)
                                                 Quarter Ended

                                 June 30  Mar. 31  Dec. 31  Sept. 30  June 30
                                   2003     2003     2002     2002     2002
    (dollars in millions)

    Financial Condition Data:

    General
       Total assets               $41,343  $40,934  $39,590  $39,638  $38,305
       Loans (1)                   24,329   24,054   23,193   22,547   22,003
       Goodwill                     1,025    1,025    1,025    1,025    1,025
       Core deposit intangible        306      324      343      363      383
       Total deposits and
        customer related
        accounts:                  27,617   26,746   26,851   26,610   25,669
         Core and other customer
          related accounts (1)     21,065   20,015   19,831   19,359   18,118
         Time                       6,552    6,731    7,020    7,251    7,551
       Borrowings                   9,507   10,126    8,829    9,115    9,007
       Trust preferred securities
        and minority interests        409      597      597      598      603
       Stockholders' equity         3,131    2,856    2,764    2,711    2,542

    Asset Quality
       Non-performing assets       $253.4   $249.9   $257.1   $276.7   $256.4
       Non-performing loans        $229.2   $221.6   $231.4   $255.3   $240.0
       Non-performing assets to
        total assets                0.61%    0.61%    0.65%    0.70%    0.67%
       Non-performing loans to
        total loans                 0.94%    0.92%    1.00%    1.14%    1.09%
       Allowance for loan losses   $319.5   $309.4   $298.8   $295.3   $287.7
       Allowance for loan losses
         to total loans             1.31%    1.29%    1.29%    1.31%    1.31%
       Allowance for loan losses
         to non-performing loans     139%     140%     129%     116%     120%

    Capitalization - Bancorp (2)
       Shareholders' equity to
        total assets                7.57%    6.99%    6.99%    6.85%    6.64%
       Tangible equity to
        tangible assets             4.39%    3.66%    3.61%    3.29%    3.04%
       Tangible equity to
        tangible assets,
        net of tax                  5.33%    4.64%    4.63%    4.37%    4.17%
       Tier 1 leverage capital
        ratio                       5.25%    5.02%    5.01%    4.70%    4.54%

    Capitalization - Bank (2)
       Shareholders' equity to
        total assets                9.34%    9.43%   10.39%   10.40%   10.38%
       Tangible equity to
        tangible assets             6.62%    6.59%    7.55%    7.36%    7.37%
       Tier 1 leverage capital
        ratio                       6.62%    6.59%    7.55%    7.36%    7.39%
       Tier 1 risk-based capital
        ratio                       8.34%    8.50%    9.70%    9.65%    9.64%
       Total risk-based capital
        ratio                      10.98%   11.21%   10.69%   10.62%   10.65%

    (1) Effective June 30, 2003, the Company began treating advance payments received on certain commercial products as deposits. Previously, these payments had been applied to reduce loan balances. Prior period amounts have been restated to conform with the June 30, 2003 presentation.

    (2) All capital ratios are calculated based upon adjusted end of period assets consistent with OTS guidelines. The current quarter ratios are estimated as of June 30, 2003.

    Sovereign Bancorp, Inc. and Subsidiaries
    CONSOLIDATED BALANCE SHEETS
    (unaudited)
                                          June 30      Mar. 31      Dec. 31
    (dollars in thousands)                  2003         2003         2002
    Assets
    Cash and amounts due
     from depository institutions        $1,497,981   $1,172,529     $972,614
    Investments:
        Available-for-sale               10,832,862   11,208,359   10,733,564
        Held-to-maturity                    492,343      569,261      632,513
           Total investments             11,325,205   11,777,620   11,366,077
    Loans:
      Commercial                         10,749,659   10,507,385   10,326,756
      Consumer                            9,216,825    8,830,630    8,519,166
      Residential mortgages               4,362,947    4,716,348    4,347,512
        Total loans                      24,329,431   24,054,363   23,193,434
    Less allowance for loan losses         (319,537)    (309,398)    (298,750)
            Total loans, net             24,009,894   23,744,965   22,894,684
    Premises and equipment, net             273,403      277,509      281,427
    Accrued interest receivable             169,288      167,737      175,291
    Goodwill                              1,025,292    1,025,292    1,025,292
    Core deposit intangible                 305,540      324,211      343,305
    Bank owned life insurance               785,978      775,862      765,534
    Other assets                          1,950,556    1,668,677    1,766,078
          Total assets                  $41,343,137  $40,934,402  $39,590,302

    Liabilities and Stockholders'
     Equity
    Liabilities:
    Deposits and other customer related
     accounts:
      Core and other customer related
       accounts                         $21,065,090  $20,014,913  $19,831,068
      Time                                6,551,565    6,730,872    7,020,021
         Total                           27,616,655   26,745,785   26,851,089
    Borrowings                            9,507,297   10,110,562    8,829,289
    Other liabilities                       679,204      625,182      548,649
           Total liabilities             37,803,156   37,481,529   36,229,027
    Redeemable capital securities
     and other minority interests           408,987      596,541      596,957
    Stockholders' equity:
      Common Stock                        1,869,535    1,586,421    1,580,282
      Warrants and stock options             12,483      103,131      101,892
      Unallocated ESOP shares               (28,465)     (28,465)     (21,313)
      Treasury stock                        (24,171)     (23,614)      (6,060)
      Accumulated other
       comprehensive income/ (loss)          53,368       68,133       28,009
    Retained earnings                     1,248,244    1,150,726    1,081,508
           Total stockholders' equity     3,130,994    2,856,332    2,764,318
           Total liabilities and
            stockholders' equity        $41,343,137  $40,934,402  $39,590,302

                                                 Sept. 30          June 30
    (dollars in thousands)                         2002              2002
    Assets
    Cash and amounts due
     from depository institutions               $1,236,040        $1,061,575
    Investments:
        Available-for-sale                      11,067,631        10,735,785
        Held-to-maturity                           704,750           761,480
           Total investments                    11,772,381        11,497,265
    Loans:
      Commercial                                 9,899,087         9,692,656
      Consumer                                   8,127,756         7,863,344
      Residential mortgages                      4,520,535         4,447,232
        Total loans                             22,547,378        22,003,232
    Less allowance for loan losses                (295,259)         (287,741)
            Total loans, net                    22,252,119        21,715,491
    Premises and equipment, net                    280,615           276,660
    Accrued interest receivable                    183,773           195,982
    Goodwill                                     1,025,292         1,025,292
    Core deposit intangible                        362,885           382,889
    Bank owned life insurance                      756,518           722,806
    Other assets                                 1,768,112         1,426,740
          Total assets                         $39,637,735       $38,304,700

    Liabilities and Stockholders' Equity
    Liabilities:
    Deposits and other customer related
     accounts:
      Core and other customer related
       accounts                                $19,359,612       $18,117,953
      Time                                       7,250,861         7,550,601
         Total                                  26,610,473        25,668,554
    Borrowings                                   9,114,880         9,007,218
    Other liabilities                              603,964           484,425
           Total liabilities                    36,329,317        35,160,197
    Redeemable capital securities
     and other minority interests                  597,710           602,613
    Stockholders' equity:
      Common Stock                               1,576,354         1,573,942
      Warrants and stock options                    99,117            96,361
      Unallocated ESOP shares                      (23,177)          (23,177)
      Treasury stock                                (6,255)           (6,471)
    Accumulated other
     comprehensive income/ (loss)                   69,619            (7,299)
    Retained earnings                              995,050           908,534
           Total stockholders' equity            2,710,708         2,541,890
           Total liabilities and
            stockholders' equity               $39,637,735       $38,304,700

    Sovereign Bancorp, Inc. and Subsidiaries
    CONSOLIDATED STATEMENTS OF OPERATIONS
    (unaudited)
                                                Quarter Ended
                                 June 30  Mar. 31  Dec. 31  Sept. 30  June 30
                                   2003     2003     2002     2002     2002
    (dollars in thousands,
     except per share data)
    Interest and dividend
     income:
       Interest on interest-
        earning deposits             $542     $675     $787     $915     $978
       Interest on investment
        securities
           Available for sale     149,468  158,231  154,331  161,094  158,638
           Held to maturity         7,580    8,443    9,611   11,472   12,351
       Interest on loans          332,123  333,615  349,865  350,862  353,809
           Total interest and
            dividend income       489,713  500,964  514,594  524,343  525,776
    Interest expense:
        Deposits and related
         customer accounts         84,903   93,651  111,562  119,420  116,295
        Borrowings                 97,993  104,273  109,900  107,373  112,476
           Total interest
            expense               182,896  197,924  221,462  226,793  228,771
           Net interest income    306,817  303,040  293,132  297,550  297,005
    Provision for loan losses      42,000   43,357   36,000   38,000   28,000
           Net interest income
            after provision for
            loan losses           264,817  259,683  257,132  259,550  269,005
    Non-interest income:
        Consumer banking fees      53,285   48,225   48,853   47,743   44,243
        Commercial banking fees    26,787   25,223   23,802   24,976   23,554
        Mortgage banking revenue    8,827    8,008    8,251    4,245    6,609
        Capital markets revenue     9,062    7,749    5,414    4,436    1,808
        Bank owned life
         insurance income          10,116   10,332   11,801   10,722   10,644
        Other                       4,208    3,522    6,069    5,367    5,588
           Total fees and other
            income before
            securities
            transactions          112,285  103,059  104,190   97,489   92,446
        Net gain on investments
         and related derivatives
         transactions              19,446   17,531   14,356   12,668    3,841
           Total non-interest
            income                131,731  120,590  118,546  110,157   96,287
    Non-interest expense:
    General and administrative
        Compensation and
         benefits                  99,466   93,182   93,084   91,460   92,258
        Occupancy and equipment    51,144   53,342   55,057   54,716   49,984
        Technology expense         17,296   17,939   17,575   17,494   17,715
        Outside services           13,623   13,473   12,942   12,210   12,631
        Other administrative
         expenses                  36,166   33,152   34,392   31,445   33,105
           Total general and
            administrative        217,695  211,088  213,050  207,325  205,693
    Other expenses:
        Amortization of core
         deposit intangibles       18,671   19,095   19,580   20,003   20,457
        Trust preferred
         securities and other
         minority interest
         expense                   15,898   16,043   16,058   15,313   15,906
        Loss on debt extinguishment   -     28,981      -        -        -
        Merger-related and
         integration charges          -        -        -        -        -
            Total other expenses   34,569   64,119   35,638   35,316   36,363
                Total non-
                 interest
                 expense          252,264  275,207  248,688  242,641  242,056
            Income before
             income taxes         144,284  105,066  126,990  127,066  123,236
    Income tax expense             40,110   29,210   33,905   33,927   32,892
            Net income           $104,174  $75,856  $93,085  $93,139  $90,344

                 Diluted
                  earnings per
                  share             $0.37    $0.27    $0.33    $0.33    $0.32

                 Weighted
                  average
                  shares:
                      Basic       262,189  261,322  261,269  261,015  260,513
                      Diluted     283,901  281,365  281,467  281,007  281,237

                                                       Six Months Ended
                                                   June 30            June 30
                                                     2003              2002
    (dollars in thousands, except per
     share data)
    Interest and dividend income:
       Interest on interest-earning
        deposits                                    $1,217             $2,918
       Interest on investment securities
           Available for sale                      307,699            299,336
           Held to maturity                         16,023             25,884
       Interest on loans                           665,738            692,465
           Total interest and dividend
            income                                 990,677          1,020,603
    Interest expense:
        Deposits and related customer
         accounts                                  178,554            227,305
        Borrowings                                 202,266            224,364
           Total interest expense                  380,820            451,669
           Net interest income                     609,857            568,934
    Provision for loan losses                       85,357             72,500
           Net interest income after
            provision for loan losses              524,500            496,434
    Non-interest income:
        Consumer banking fees                      101,510             82,806
        Commercial banking fees                     52,010             46,305
        Mortgage banking revenue                    16,835             16,075
        Capital markets revenue                     16,811              5,145
        Bank owned life insurance income            20,448             20,933
        Other                                        7,730              8,152
           Total fees and other income before
            securities transactions                215,344            179,416
        Net gain on investments and
         related derivatives transactions           36,977             24,407
           Total non-interest income               252,321            203,823
    Non-interest expense:
    General and administrative
        Compensation and benefits                  192,648            178,269
        Occupancy and equipment                    104,486            100,271
        Technology expense                          35,235             34,355
        Outside services                            27,096             24,083
        Other administrative expenses               69,318             62,754
            Total general and
             administrative                        428,783            399,732
    Other expenses:
        Amortization of core deposit
         intangibles                                37,766             40,691
        Trust preferred securities and other
         minority interest expense                  31,941             31,464
        Loss on debt extinguishment                 28,981                -
        Merger-related and integration charges         -               15,871
            Total other expenses                    98,688             88,026
                Total non-interest
                 expense                           527,471            487,758
            Income before income taxes             249,350            212,499
    Income tax expense                              69,320             56,737
            Net income                            $180,030           $155,762

                 Diluted earnings per share          $0.64              $0.57

                 Weighted average shares:
                      Basic                        261,762            255,694
                      Diluted                      282,712            275,539

    Sovereign Bancorp, Inc. and Subsidiaries
    AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
    (unaudited)
                                                     Quarter Ended
                                                     June 30, 2003
                                                                       Yield/
    (dollars in thousands)               Average Balance Interest (1)   Rate
    Earning assets:
       Investment securities                $12,119,304    $161,748     5.34%
       Loans:
        Commercial                           10,537,486     136,122     5.12%
        Consumer                              8,952,265     129,902     5.82%
        Residential mortgages                 4,644,111      67,143     5.78%
           Total loans                       24,133,862     333,167     5.51%
           Allowance for loan losses           (312,750)
           Total earning assets              35,940,416    $494,915     5.50%
    Other assets                              5,378,749
           Total assets                     $41,319,165

    Funding liabilities:
      Deposits and other customer related
       accounts:
         Core and other customer related
          accounts                          $20,135,064     $40,251     0.80%
         Time                                 6,606,511      44,653     2.71%
         Total                               26,741,575      84,904     1.27%

      Borrowings:
             Federal Home Loan Bank
              advances                        5,998,809      76,422     5.06%
             Fed funds and repurchase
              agreements                      2,299,803      (2,206)   -0.40%
             Other borrowings                 1,981,514      23,776     4.77%
             Total borrowings                10,280,126      97,992     3.78%
             Total funding liabilities       37,021,701    $182,896     1.97%
    Other liabilities                         1,391,938
             Total liabilities               38,413,639
    Stockholders' equity                      2,905,526
             Total liabilities and
              stockholders' equity          $41,319,165
    Net interest income                                    $312,019
    Interest rate spread                                                3.02%
    Net interest margin                                                 3.47%

    (1) Tax equivalent basis

                                                    Quarter Ended
                                                    March 31, 2003
                                                                      Yield/
    (dollars in thousands)               Average Balance Interest (1)  Rate
    Earning assets:
       Investment securities                $12,294,287    $171,299    5.57%
       Loans:
        Commercial                           10,290,307     136,532    5.31%
        Consumer                              8,611,316     130,028    6.12%
        Residential mortgages                 4,374,139      68,275    6.24%
        Total loans                          23,275,762     334,835    5.79%
        Allowance for loan losses              (300,141)
        Total earning assets                 35,269,908    $506,134    5.76%
    Other assets                              5,202,253
           Total assets                     $40,472,161

    Funding liabilities:
      Deposits and other customer related
       accounts:
         Core and other customer related
          accounts                          $19,404,801     $44,737    0.93%
         Time                                 6,888,521      48,914    2.88%
         Total                               26,293,322      93,651    1.44%

      Borrowings:
             Federal Home Loan Bank
              advances                        5,626,752      75,403    5.38%
             Fed funds and repurchase
              agreements                      2,325,965       2,760    0.47%
             Other borrowings                 1,986,989      26,110    5.26%
             Total borrowings                 9,939,706     104,273    4.21%
             Total funding liabilities       36,233,028    $197,924    2.20%
    Other liabilities                         1,423,647
             Total liabilities               37,656,675
    Stockholders' equity                      2,815,486
             Total liabilities and
              stockholders' equity          $40,472,161
    Net interest income                                    $308,210
    Interest rate spread                                               3.05%
    Net interest margin                                                3.50%

    (1) Tax equivalent basis

                                                    Quarter Ended
                                                    June 30, 2002
                                                                      Yield/
    (dollars in thousands)               Average Balance Interest (1)  Rate
    Earning assets:
       Investment securities                $11,070,671    $176,065    6.37%
       Loans:
        Commercial                            9,438,723     142,275    6.01%
        Consumer                              7,757,627     132,768    6.86%
        Residential mortgages                 4,630,997      79,990    6.91%
        Total loans                          21,827,347     355,033    6.50%
        Allowance for loan losses              (287,052)
        Total earning assets                 32,610,966    $531,098    6.52%
    Other assets                              4,859,802
           Total assets                     $37,470,768

    Funding liabilities:
      Deposits and other customer related
       accounts:
         Core and other customer related
          accounts                          $17,533,117     $49,411    1.13%
         Time                                 7,597,324      66,884    3.53%
         Total                               25,130,441     116,295    1.86%

      Borrowings:
             Federal Home Loan Bank
              advances                        6,199,953      77,655    4.97%
             Fed funds and repurchase
              agreements                        553,992       3,098    2.21%
             Other borrowings                 1,972,118      31,723    6.42%
             Total borrowings                 8,726,063     112,476    5.12%
             Total funding liabilities       33,856,504    $228,771    2.70%
    Other liabilities                         1,130,437
             Total liabilities               34,986,941
    Stockholders' equity                      2,483,827
             Total liabilities and
              stockholders' equity          $37,470,768
    Net interest income                                    $302,327
    Interest rate spread                                               3.23%
    Net interest margin                                                3.72%

    (1) Tax equivalent basis

    Sovereign Bancorp, Inc. and Subsidiaries
    AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
    (unaudited)
                                                  Six Months Ended
                                                    June 30, 2003
                                            Average                  Yield/
    (dollars in thousands)                  Balance    Interest (1)   Rate
    Earning assets:
       Investment Securities               $12,206,064     $333,047   5.46%
       Loans:
        Commercial                          10,414,580      272,652   5.21%
        Consumer                             8,782,732      259,929   5.97%
        Residential mortgages                4,509,871      135,418   6.01%
        Total loans                         23,707,183      667,999   5.64%
        Allowance for loan losses             (306,480)
        Total earning assets                35,606,767   $1,001,046   5.63%
    Other assets                             5,291,075
        Total assets                       $40,897,842

    Funding liabilities:
      Deposits:
        Core                               $19,771,950      $84,987   0.87%
        Time                                 6,746,737       93,567   2.80%
        Total deposits                      26,518,687      178,554   1.36%
      Borrowings:
        Federal Home Loan Bank advances 5,813,808 151,826 5.21% Fed funds and repurchase
         agreements                          2,312,811          553   0.03%
        Other borrowings                     1,981,520       49,887   5.02%
        Total borrowings                    10,108,139      202,266   3.98%
        Total funding liabilities           36,626,826     $380,820   2.08%
    Other liabilities                        1,410,422
        Total liabilities                   38,037,248
    Stockholders' equity                     2,860,594
        Total liabilities and
         stockholders' equity              $40,897,842
    Net interest income                                    $620,226
    Interest rate spread                                              3.03%
    Net interest margin                                               3.49%

    (1) Tax equivalent basis

                                                  Six Months Ended
                                                    June 30, 2002
                                            Average                  Yield/
    (dollars in thousands)                  Balance    Interest (1)   Rate
    Earning assets:
       Investment Securities               $10,582,311     $335,770   6.36%
       Loans:
        Commercial                           9,107,620      276,040   6.07%
        Consumer                             7,375,186      252,852   6.91%
        Residential mortgages                4,803,865      166,040   6.91%
        Total loans                         21,286,671      694,932   6.55%
        Allowance for loan losses             (282,849)
        Total earning assets                31,586,133   $1,030,702   6.55%
    Other assets                             4,780,244
        Total assets                       $36,366,377

    Funding liabilities:
      Deposits:
        Core                               $16,901,642      $91,817   1.10%
        Time                                 7,451,860      135,488   3.66%
        Total deposits                      24,353,502      227,305   1.88%
      Borrowings:
        Federal Home Loan Bank advances 6,070,281 153,663 5.05% Fed funds and repurchase
         agreements                            448,085        5,752   2.55%
        Other borrowings                     1,981,427       64,950   6.55%
        Total borrowings                     8,499,793      224,365   5.27%
        Total funding liabilities           32,853,295     $451,670   2.76%
    Other liabilities                        1,132,397
        Total liabilities                   33,985,692
    Stockholders' equity                     2,380,685
        Total liabilities and
         stockholders' equity              $36,366,377
    Net interest income                                    $579,032
    Interest rate spread                                              3.19%
    Net interest margin                                               3.68%

    (1) Tax equivalent basis

     Sovereign Bancorp, Inc. and Subsidiaries
     SUPPLEMENTAL INFORMATION
     (unaudited)

    NON-PERFORMING ASSETS

    (dollars        June 30      Mar. 31     Dec. 31     Sept. 30     June 30
     in thousands)    2003        2003        2002         2002        2002
    Non-accrual loans:
     Commercial    $156,873     $148,012   $160,806     $169,268    $151,981
     Consumer        30,098       30,524     32,844       31,066      29,010
     Residential
      mortgages      40,783       41,465     36,849       53,919      57,693
     Total non-
      accrual
      loans         227,754      220,001    230,499      254,253     238,684
    Restructured
     loans            1,495        1,557        893        1,087       1,305
     Total non-
      performing
      loans         229,249      221,558    231,392      255,340     239,989
    Real estate
     owned, net      19,404       23,668     19,007       14,128      10,728
    Other repossessed
     assets           4,779        4,709      6,663        7,281       5,711
     Total non-
      performing
      assets       $253,432     $249,935   $257,062     $276,749    $256,428

    Non-performing
     loans as a
     percentage of
     total loans      0.94%        0.92%      1.00%        1.14%       1.09%
    Non-performing
     assets as a
     percentage of
     total assets     0.61%        0.61%      0.65%        0.70%       0.67%
    Non-performing
     assets as a
     percentage of
     total loans,
     real estate owned
     and repossessed
     assets           1.04%        1.04%      1.11%        1.23%       1.17%
    Allowance for
     loan losses as
     a percentage of
     non-performing
     loans             139%         140%       129%         116%        120%

    NET LOAN CHARGE-OFFS

    Quarters
     ended (in      June 30      Mar. 31     Dec. 31     Sept. 30     June 30
     thousands)       2003        2003         2002        2002         2002
     Commercial     $21,725      $22,028    $18,564      $20,430     $17,056
     Consumer         9,210        9,888     10,889        9,576       9,742
     Residential
      mortgages         926          793      3,056          476         476
     Total          $31,861      $32,709    $32,509      $30,482     $27,274

    DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION

    Quarters
     ended (in     June 30     Mar. 31      Dec. 31     Sept. 30      June 30
     thousands)     2003         2003        2002         2002         2002
     Demand
      deposit
      accounts   $4,276,812   $4,133,600  $4,067,784   $4,032,345  $3,848,820
     NOW
      accounts    6,197,211    5,818,879   5,889,582    5,407,138   4,284,922
     Customer
      repurchase
      agreements  1,033,922      983,501   1,078,391    1,087,238   1,092,030
     Savings
      accounts
     (1)          3,178,633    3,145,427   3,037,888    3,019,680   3,096,945
     Money market
      accounts    6,378,512    5,933,506   5,757,423    5,813,211   5,795,236
     Certificates
      of
      deposits    6,551,565    6,730,872   7,020,021    7,250,861   7,550,601
       Total    $27,616,655  $26,745,785 $26,851,089  $26,610,473 $25,668,554

    LOAN COMPOSITION

    Quarters
     ended (in     June 30     Mar. 31      Dec. 31     Sept. 30      June 30
     thousands)      2003        2003        2002         2002         2002
     Commercial
      real
      estate     $4,280,955   $4,125,570  $4,132,644   $4,097,473  $3,904,840
     Commercial
      industrial
      loans       5,206,559    4,961,473   4,757,822    4,625,252   4,535,569
     Other (1)    1,262,145    1,420,342   1,436,290    1,176,362   1,252,247
    Total
     commercial
     loans       10,749,659   10,507,385  10,326,756    9,899,087   9,692,656
     Home equity
      loans       5,739,806    5,451,304   5,165,834    4,747,633   4,589,610
     Auto loans   3,161,097    3,063,074   3,038,976    3,057,071   2,952,784
     Other          315,922      316,252     314,356      323,052     320,950
    Total consumer
     loans        9,216,825    8,830,630   8,519,166    8,127,756   7,863,344
    Total residential
     loans        4,362,947    4,716,348   4,347,512    4,520,535   4,447,232
    Total loans $24,329,431  $24,054,363 $23,193,434  $22,547,378 $22,003,232

    (1) Effective June 30, 2003, the Company began treating advance payments received on certain commercial products as savings deposits. Previously, these payments had been applied to reduce loan balances. Prior period amounts have been restated to conform with the June 30, 2003 presentation.

    Sovereign Bancorp, Inc. and Subsidiaries
    RECONCILIATION OF CASH AND OPERATING EARNINGS TO REPORTED EARNINGS
    (unaudited)

    Operating earnings for 2003 excludes the after tax effects of the loss on our debt extinguishment of holding company notes that occurred in March 2003. Operating earnings for 2002 exclude the after tax effects of loan loss provision and merger expenses related to the Main Street acquisition. Cash earnings are operating earnings excluding the after-tax effects of non-cash charges for amortization of intangible assets and stock based compensation.

    (dollars in thousands,
     except per share
     data - all amounts
     are after tax)                              Quarter Ended
                                   Total dollars              Per share
                              June      Mar.      June    June   Mar.   June
                               30        31        30      30     31     30
                              2003      2003      2002    2003   2003   2002

    Net income as reported  $104,174   $75,856   $90,344  $0.37  $0.27  $0.32
     Main Street Bancorp
      acquisition:
      Net merger related and
       integration costs          -         -         -     -       -     -
      Provision for loan loss     -         -         -     -       -     -
     Loss on debt
      extinguishment              -     18,838        -     -     0.07    -
    Operating earnings      $104,174   $94,694   $90,344  $0.37  $0.34  $0.32
     Amortization of
      intangibles             12,663    12,938    13,839   0.04   0.05   0.05
     Stock based
      compensation (1)         2,678     2,792     3,055   0.01   0.01   0.01
    Cash earnings           $119,515  $110,424  $107,238  $0.42  $0.39  $0.38
    Weighted average fully
     diluted shares          283,901   281,365   281,237

    (1) Stock based compensation encompasses arrangements with employees under which the Company's obligation will be settled by using stock rather than cash and includes expense related to stock options, restricted stock, bonus deferral plans, and ESOP expense.

                                                    Six Months Ended
                                            Total dollars       Per Share
                                          June 30   June 30  June 30  June 30
                                            2003      2002     2003    2002

    Net income as reported                $180,030  $155,762   $0.64   $0.57
     Main Street Bancorp acquisition:
      Net merger related and integration
       costs                                          10,316     -      0.04
      Provision for loan loss                          3,900     -      0.01
     Loss on debt extinguishment            18,838              0.07     -
    Operating earnings                    $198,868  $169,978   $0.70   $0.62
     Amortization of intangibles            25,601    27,307    0.09    0.10
     Stock based compensation (1)            5,470     5,991    0.02    0.02
    Cash earnings                         $229,939  $203,276   $0.81   $0.74
    Weighted average fully diluted shares  282,712   275,539

    (1) Stock based compensation encompasses arrangements with employees under which the Company's obligation will be settled by using stock rather than cash and includes expense related to stock options, restricted stock, bonus deferral plans, and ESOP expense.

    Sovereign Bank
    RECONCILIATION OF CASH AND OPERATING EARNINGS TO NET INCOME
    (unaudited)

    Net income, operating earnings and cash earnings for Sovereign Bank are disclosed below. Operating earnings for 2002 exclude the after tax effects of loan loss provision and merger expenses related to the Main Street acquisition. Cash earnings are operating earnings excluding the after-tax effects of non-cash charges for amortization of intangible assets and stock based compensation.

    (dollars in thousands,
     except per share data -
     all amounts are after
     tax)                           Quarter Ended           Six Months Ended
                                    Total dollars            Total dollars
                             June 30   Mar. 31   June 30   June 30   June 30
                               2003      2003      2002      2003      2002

    Sovereign Bank net
     income                  $125,857  $118,731  $119,830  $244,588  $209,946
     Main Street Bancorp
      acquisition:
      Net merger related and
       integration costs           -         -         -          -    10,316
      Provision for loan loss      -         -         -          -     3,900
    Sovereign Bank operating
     earnings                $125,857  $118,731  $119,830  $244,588  $224,162
     Amortization of
      intangibles              12,663    12,938    13,839    25,601    27,307
     Stock based
      compensation (1)          1,932     2,759     3,055     4,691     5,991
    Sovereign Bank cash
     earnings                $140,452  $134,428  $136,724  $274,880  $257,460

    (1) Stock based compensation encompasses arrangements with employees under which the Company's obligation will be settled by using stock rather than cash and includes expense related to stock options, restricted stock, bonus deferral plans, and ESOP expense.